        Portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission.
                  These portions are designated "[ * * * ]."


                                                                   Exhibit 10.4

                          FIBER OPTIC ACCESS AGREEMENT
                                     BETWEEN
                        PATHNET TELECOMMUNICATIONS, INC.
                                       AND
              THE BURLINGTON NORTHERN AND SANTA FE RAILWAY COMPANY


            This fiber optic access agreement ("Agreement") is entered into as of this ___ day of December, 1999 between Pathnet Telecommunications, Inc., a Delaware corporation ("Pathnet") and The Burlington Northern and Santa Fe Railway Company, a Delaware corporation ("BNSF").

            WHEREAS, BNSF has certain ownership interests in certain of its rail corridors covering the western United States, BNSF's rail network consisting of over 30,000 route miles in 28 states and two Canadian provinces;

            WHEREAS, Pathnet desires to obtain from BNSF the right to lease from BNSF, on specified terms and conditions, strips of land constituting approximately [ * * * ] route miles, in the aggregate, within any rail corridor in BNSF's existing rail corridor network (or within the Auburn-Yakima-Pasco, Washington rail corridor, or the Ortonville, Minnesota-Terry, Montana rail corridor)(collectively, "Rail Corridors" and any one individually, "Rail Corridor"), to the extent of BNSF's ownership rights, so that Pathnet can construct, install, operate, maintain, replace, reconstruct, remove and/or relocate (collectively, "Construct and Operate") a fiber optic telecommunications transmission system and certain appurtenant equipment and structures (collectively, "Fiber Optic Facilities");

            WHEREAS, Pathnet intends to construct and operate a network of Fiber Optic Facilities over many BNSF Rail Corridors, and to construct or acquire, and then operate, a network of Fiber Optic Facilities over many corridors throughout the eastern United States;

            WHEREAS, Pathnet and BNSF have entered into a Contribution Agreement, dated October ___, 1999, by which BNSF has agreed to contribute certain property interests into Pathnet and to execute and deliver this Agreement and, subject to the terms, conditions and obligations set forth in this Agreement, perform the duties set forth herein; and

            WHEREAS, BNSF is willing, on the terms and conditions set forth in this Agreement, to enter into various specific leases with Pathnet, in the form of the Lease attached hereto as Exhibit A, with respect to approximately
[ * * * ] route miles of Rail Corridors of BNSF's existing Rail Corridor network, as specified by Pathnet and as shown on Exhibits B and C attached hereto, each Lease to grant to Pathnet the right to Construct and Operate Fiber Optic Facilities on a specific BNSF Rail Corridor, to the extent of BNSF's ownership rights therein;

            NOW, THEREFORE, Pathnet and BNSF agree as follows:

            1.    Condition Precedent to Commencement of Pathnet's Rights.

                  Pathnet and BNSF have closed the transaction described and governed by the Contribution Agreement, on the terms set forth in the Contribution Agreement.

            2.    Right to Lease.

                  For a period of [* * * ] following the date of this Agreement, on each rail corridor within BNSF's existing Rail Corridor network, subject to the limitations of BNSF's ownership interest in each Rail Corridor, as set forth in Section 11 hereof, and to the restrictions set forth in Section 3 hereof concerning BNSF's overriding rail operations, safety concerns and property marketing rights, Pathnet shall have the right to enter into a fiber optic lease with BNSF on the terms set forth in the form of Fiber Optic Lease attached hereto as Exhibit A and made a part hereof (hereinafter, "Lease"). (Where, with respect to a particular Rail Corridor BNSF is subject to a limitation on its ability to grant a Lease, but has a right to grant a fiber optic easement instead, BNSF shall grant to Pathnet such a fiber optic easement on terms otherwise identical to the Lease, and any such easement also shall be included in references hereinafter to the term "Lease.") Pathnet acknowledges that, subject only to certain restrictions set forth in Section 4 hereof, BNSF will continue to convey to other parties, or may abandon, various Rail Corridors, or portions thereof, throughout the term of this Agreement, and that such actions will affect the Rail Corridor network subject to leasing to Pathnet at any particular time. Each Lease shall permit Pathnet to Construct and Operate Fiber Optic Facilities on the specific Rail Corridor premises to which each Lease applies, subject to the procedures and terms of each Lease. Each Lease shall be for a term of 35 years unless the Lease is terminated earlier in accordance with the terms of each Lease.

            3.    Procedure to Obtain a Lease.

                  Pathnet may request a Lease in the form of Exhibit A, to the extent of BNSF's ownership interest in the Rail Corridor, by providing to BNSF prior written notice of its desire to enter into a Lease, which notice shall specify the end points of the particular BNSF Rail Corridor where Pathnet desires a Lease. BNSF shall grant such request, and BNSF and Pathnet shall execute a Lease in the form of Exhibit A, as soon as practicable but no later than thirty (30) days after the date BNSF receives such notice from Pathnet, unless BNSF cannot allow a Lease in the Rail Corridor because either: (i) the Construction and Operation of Fiber Optic Facilities under the Lease in BNSF's judgment would materially interfere with, or create a safety hazard to BNSF with respect to, BNSF's existing or then reasonably foreseeable future rail operations on a segment of the Rail Corridor, as determined by a BNSF operating or engineering Vice President or Assistant Vice President; or (ii) the Construction and Operation of Fiber Optic Facilities under the Lease in BNSF's judgment would materially interfere with BNSF's existing or then reasonably foreseeable future plans to market or develop a particular parcel of land for the benefit of a rail customer or as a real estate development (but not as a fiber optic venture) on a segment of the Rail Corridor, as reasonably determined by a BNSF property management Vice President or Assistant Vice President. Where BNSF cannot allow a Lease in the Rail Corridor for one of the reasons just set forth, BNSF shall cooperate with Pathnet in good faith to seek a solution that will enable Pathnet to install its Fiber Optic Facilities on the requested portion of the Rail Corridor and, if BNSF is unable to do so, to allow Pathnet to Construct and Operate its Fiber Optic Facilities over as much of the Rail Corridor as possible, consistent with the terms of (i) and (ii) above, and, if Pathnet so desires, BNSF shall execute a Lease with Pathnet over those portions of the Rail Corridor where the Lease would not violate the terms of (i) or (ii) above.

            4. Restrictions on BNSF's Right to Grant Future Fiber Optic Rights Along Certain Corridors.

                  Pathnet acknowledges that the rights to Construct and Operate Fiber Optic Facilities to be granted to Pathnet in the Lease are nonexclusive, except to the extent set forth in this Section 4, and that other parties have rights under their existing agreements with, and/or conveyances from, BNSF to Construct and Operate Fiber Optic Facilities on various BNSF rail corridors. Subject to the existing rights of other parties under existing fiber optic agreements, BNSF agrees as follows:

                  (a) Immediate Exclusivity Rights: Commencing on the date of this Agreement, and continuing until December 31, 2004, for all of the Rail Corridors set forth on Exhibit B attached hereto and made a part hereof, constituting an aggregate of no more than approximately 4,052 miles ("Exclusive Corridors"), BNSF shall not grant any rights to any other party to Construct and Operate any Fiber Optic Facilities on any Exclusive Corridor, except where: (i) such Fiber Optic Facilities only cross the Exclusive Corridor, and (ii) the construction and operation of such Fiber Optic Facilities does not materially disrupt Pathnet's ability to utilize the Fiber Optic Facilities covered by a Lease. This exclusivity period shall terminate earlier on all routes where Commencement of Construction (as defined herein) has not occurred, on either:
(x) the dates specified in Section 7 hereof if on such date Pathnet has not met the applicable fiber optic network development milestone specified in Section 7 with respect to such date; or (y) on one of the dates specified below if:

                      (I) As of April 30, 2001, Pathnet has not completed construction, which in this Section 4(a) shall mean installation of a conduit and at least [* * *] fiber optic fibers in the conduit, of at least 800 miles of Fiber Optic Facilities along the Exclusive Corridors;

                      (II) As of [* * *], a Liquidity Event (as hereinafter defined) has not occurred;

                      (III) As of April 30, 2002, Pathnet has not completed
                  construction of at least 1,600 miles of Fiber Optic Facilities along the Exclusive Corridors;

                      (IV)  As of April 30, 2003, Pathnet has not
                  completed construction of at least 2,400 miles of Fiber Optic Facilities along the Exclusive Corridors;

                      (V)   As of April 30, 2004, Pathnet has not
                  completed construction of at least 3,200 miles of Fiber Optic Facilities along the Exclusive Corridors; or

                      (VI)  As of April 30, 2005, Pathnet has not
                  completed construction of at least 4,000 miles of Fiber Optic Facilities along the Exclusive Corridors.

                  Termination of Pathnet's exclusivity rights on all routes where Commencement of Construction has not then occurred will be the sole consequence of Pathnet's failure to reach any milestone set forth in this
Section 4(a). In this Agreement, a "Liquidity Event" shall mean the earliest of:
(aa) a Qualified IPO, as defined in the Stockholders' Agreement, dated as of October ___, 1999, among Pathnet, the current holders of Pathnet's Preferred Stock, BNSF, CSX Railway Company and Colonial Pipeline Company; or (bb) the date on which the common stock or any successor security of Pathnet either is listed for trading on a national securities exchange registered under the Exchange Act of 1934, as amended ("Exchange Act"), or is traded in an over-the- counter market and quoted in an automated quotation system of the National Association of Securities Dealers, Inc.; or (cc) there has been a transaction in which all stockholders of Pathnet have received ownership interests which are listed for trading on a national securities exchange registered under the Exchange Act, or is traded in an over-the-counter market and quoted in an automated quotation system of the National Association of Securities Dealers, Inc.

                  (b) Exclusive Right to Negotiate after Commencement of
Construction:

                      (1) Definitions. In this Agreement, the term "Commencement of Construction" shall mean the date of award of the primary construction contract for any segment of a Rail Corridor. In this Agreement, the term "Restricted Corridors" shall mean those Rail Corridors set forth on Exhibit C, which is made a part hereof, the initial version of which is attached hereto, which Exhibit C may be modified by Pathnet from time to time by Pathnet delivering notice of such modification to BNSF; provided that the aggregate route miles of the Exclusive Corridors plus the Restricted Corridors during the term of this Agreement shall not exceed approximately [* * *] route miles. In the event that Pathnet revises Exhibit C to include all or any portion of the [* * *] Rail Corridor, BNSF, within 30 days following its receipt of notice of such revision, shall acquire from its affiliate now owning certain property rights in each Rail Corridor that affiliate's rights in the Rail Corridor land (possibly exclusive of a rail service easement in the case of the [* * *]rail corridor).

                      (2) Exclusive Right to Negotiate. Until Commencement of
                    Construction occurs on a Rail Corridor, Pathnet shall have no exclusive right to negotiate and execute a fiber optic agreement on such Rail Corridor with any third party. Beginning on the date of Commencement of Construction, and continuing for up to five years thereafter for each Exclusive Corridor to the extent Pathnet no longer has exclusive rights under 4(a) on such Rail Corridor, and for up to three years thereafter for each Restricted Corridor, but in no event beyond the termination of the Lease related to such Exclusive Corridor or Restricted Corridor, Pathnet shall have an exclusive right to negotiate and execute any fiber optic agreement on such Rail Corridor, except for any agreement related to Fiber Optic Facilities which only cross the Restricted Corridor or Exclusive Corridor, where the construction and operation of such Fiber Optic Facilities does not materially disrupt Pathnet's ability to utilize the Fiber Optic Facilities covered by a Lease; provided that this exclusive right to negotiate and execute any fiber optic agreement with respect to any particular party shall
                    continue for a period of [*   *   *] (and BNSF thereafter
                    may negotiate a fiber optic agreement with such party if
                    by the end of such [*   *   *] Pathnet does not have an
                    executed fiber optic agreement with such party). The periods for exclusive rights to negotiate as specified in this
                    Section 4(b) shall terminate earlier, as to all Rail Corridors and Rail Corridor segments on which Pathnet has not yet reached the stage Commencement of Construction if Pathnet either: (i) does not meet the applicable development milestone specified in Section 7 hereof, (ii)
                    as of [*   *   *], a Liquidity Event has not occurred, or
                    (iii) has not met the schedule for constructing Fiber Optic Facilities along Exclusive Corridors, as set forth in
                    Section 4(a) hereof . In addition, Pathnet's exclusive right to negotiate and execute any fiber optic agreement shall terminate on any Rail Corridor on the date that Pathnet's Lease on such Rail Corridor is terminated pursuant to the terms of such Lease. In addition, at any time prior to the end of the period in which Pathnet has an exclusive right to negotiate and execute any fiber optic agreement on any Restricted Corridor, BNSF may not enter into any fiber optic agreement with another party with respect to such Restricted Corridor except where such agreement requires such other party to reach Commencement of Construction on such Restricted Corridor within one year following the effective date of such agreement.

            5.    Limitation on Pathnet's Right to Lease.

                  If Pathnet enters into a Lease with BNSF, and such Lease subsequently is terminated for any reason specified in such Lease, for a period of three (3) years following the date of any such termination, Pathnet shall have no right to enter into a Lease on any portion of the BNSF Rail Corridor that was subject to such Lease.

            6.    Contribution to Pathnet.

                  This Agreement is being contributed by BNSF to Pathnet pursuant to the terms of the Contribution Agreement.

            7.    Fiber Optic Network Development Schedule.

                  Pathnet shall develop a Fiber Optic Facilities network throughout the United States, utilizing BNSF's rail corridors and longitudinal corridors of one or more other parties in the United States, in accordance with the following schedule of fiber optic network development milestones:

                        (a) By June 30, 2001, Pathnet must have completed construction of, or have acquired, Fiber Optic Facilities over at least 3,000 Route Miles, in the aggregate. As used in this Section, each "Route Mile"
                        shall consist of either one mile of at least [*   *  *],
                        or one mile of [*  *  *] plus [*   *   *]

                        (b) By June 30, 2002, Pathnet must have completed construction of, or have acquired, Fiber Optic Facilities over at least 6,000 Route Miles, in the aggregate.

                        (c) By June 30, 2003, Pathnet must have completed construction of, or have acquired, Fiber Optic Facilities over at least 9,500 Route Miles, in the aggregate.

                        (d) By June 30, 2004, Pathnet must have completed construction of, or have acquired, Fiber Optic Facilities over at least 12,000 Route Miles, in the aggregate.

                        (e) By June 30, 2005, Pathnet must have completed construction of, or have acquired, Fiber Optic Facilities over at least 12,500 Route Miles, in the aggregate.

Termination of Pathnet's exclusivity rights on all routes where Commencement of Construction has not then occurred will be the sole consequence of Pathnet's failure to reach any milestone set forth in this Section 7.

            8.    Reporting Relative to Fiber Optic Network Development
                  Schedule.

                  Forty days before each deadline specified in Section 7 hereof, Pathnet shall deliver to BNSF a report reasonably satisfactory to BNSF showing Pathnet's progress, as of the date of the report, toward meeting each appropriate level of development specified in Section 7, and its plans to meet or exceed each such level by the appropriate deadline. Seven (7) days after each deadline specified in Section 7, Pathnet shall deliver to BNSF a certified report showing whether Pathnet has met or exceeded each appropriate level of development specified in that Section. BNSF shall have the right to audit Pathnet's records in order to verify the contents of each report required by this Section 8.

            9.    Time is of the Essence; Post-Termination Liability.

                  Time is of the essence in performing this Agreement. No termination of this Agreement shall release Pathnet from any liability or obligation of Pathnet under the terms of this Agreement, resulting from events happening prior to the date of termination.

            10.   Compliance with Laws.

                  In exercising any and all of its right under this Agreement, Pathnet shall comply with all applicable laws, regulations, ordinances, rules, decisions and orders of any court or governmental body with jurisdiction, and shall have the sole responsibility for all costs associated with such compliance. Pathnet, at its sole cost, shall secure and maintain in effect all federal, state and local permits licenses and/or zoning approvals required to Construct and Operate the Fiber Optic Facilities, and shall satisfy any and all conditions that must be met in order to obtain any required permit, license or zoning approval.

            11.   Limitations on BNSF's Ownership Rights.

                  Pathnet acknowledges that one or more other parties, including, but not limited to, various native American nations, may have, or may claim to have, ownership rights in certain segments of certain of BNSF's rail corridors, and may claim that Pathnet also must obtain rights from it (or them) in order to occupy, or access, the Premises, as defined in each Lease, and that, in some cases, such claims may be valid. Pathnet acknowledges that BNSF's ownership interest in many of its Rail Corridors is a determinable fee, a railroad right of way or a rail service easement, which shall terminate when BNSF either: (i) ceases to use those Rail Corridors for railroad purposes; or
(ii) uses such Rail Corridors for purposes found to be inconsistent with use of the corridors for railroad purposes, and that in such circumstances, Pathnet's right to Lease any such Rail Corridor, or its rights under any Lease of any such Rail Corridor, may be subject to termination as of the date the circumstances set forth in either (i) or (ii), above, first arise (unless Pathnet improves the quality of title to the Lease property by obtaining a patent or deed from the federal government, if appropriate, or acquiring additional property interests from third parties). Pathnet also acknowledges that BNSF's ownership rights may terminate for other reasons, such as termination of franchise rights, and that certain segments of BNSF's Rail Corridors consist only of a trackage rights license to BNSF to enable BNSF to provide rail service, or shared ownership with other railroads, and that BNSF may not have rights to include those segments in any Lease to Pathnet. Pathnet further acknowledges that Pathnet's rights to enter into a Lease on any BNSF Rail Corridor, and its rights under any Lease of any BNSF Rail Corridor, are subject and subordinate to all outstanding and/or future rights and encumbrances on BNSF's Rail Corridors (including liens, security interests and mortgages), and any and all easements, other leases, licenses, permits or agreements which now or in the future relate to BNSF's Rail Corridors, except BNSF in the future shall not place any encumbrance upon any BNSF Rail Corridor then subject to a Lease to Pathnet, or enter into any easement, lease, license, permit or agreement, which would materially disrupt Pathnet's ability to exercise its rights under this Agreement or to utilize the Fiber Optic Facilities covered by a Lease (and Pathnet acknowledges that its ability to exercise its rights under this Agreement or to utilize such Fiber Optic Facilities would not be materially disrupted if either: (x) Pathnet is relocated to another location within the applicable BNSF Rail Corridor in accordance with the terms of Section 14 of the applicable Lease, or could be located elsewhere in the Rail Corridor; or (y) BNSF preserves fiber optic rights and makes those rights available to Pathnet at no charge payable by Pathnet to the holder of the land interest where such rights are located and changes following any conveyance by BNSF of its ownership interest in such a parcel have not caused a significant physical limitation on constructing Fiber Optic Facilities through such parcel (and Pathnet agrees that any cost of enforcing such rights shall be the responsibility of Pathnet). BNSF therefore conveys to Pathnet no more right, title or interest in any Rail Corridor than BNSF holds in such Rail Corridor at the time of conveyance, and Pathnet hereby releases BNSF from any and all liability, cost, loss, damage or expense in connection with any claims that BNSF lacked sufficient legal title to convey the rights described herein. Pathnet shall have the right, at its sole cost and expense, to acquire or attempt to acquire from other parties such rights in BNSF Rail Corridors that Pathnet deems necessary or appropriate.

            12.   Confidentiality.

                  The parties hereto shall keep confidential all terms of this Agreement, except to the extent that disclosure thereof is required by law or agreed by the parties in writing. In the event either party hereto is required to disclose any terms of this agreement pursuant to applicable law, at least three days prior to disclosing the same (or such shorter period permitted by law), such party shall notify the other party hereto in writing and provide copies of the terms that the party intends to disclose. The language of the press release announcing this deal shall be mutually agreed upon between the parties hereto.

            13.   No Assignment.

                  Neither this Agreement, nor any of the rights to lease that are granted to Pathnet by the terms of this Agreement, shall be assigned by Pathnet without BNSF's prior written consent, which may be granted or withheld in BNSF's sole discretion. BNSF acknowledges that Pathnet, without consent of BNSF may sublease to one or more parties the right to use other

Fiber Optic Facilities under a Lease, may sell to one or more other parties a partial ownership in such Fiber Optic Facilities, may sublease or assign this Agreement or any Lease to a subsidiary, affiliate or parent company controlled by, under common control with, or controlling, either indirectly or directly, Pathnet, but only where, and to the extent, that such transaction does not violate the terms of the Contribution Agreement, or, for financing purposes only, Pathnet may assign this Agreement to Lucent Technologies, Inc. and/or Nortel Networks, Inc., or an affiliate of either company, or to some other third party following the written concurrence of BNSF which shall not be unreasonably withheld or delayed, or may assign any Lease to a third party, provided that in any such case Pathnet shall remain fully responsible to BNSF for compliance with all terms of this Agreement and the Lease. (In the foregoing sentence the terms "control", "controlled", and "controlling" shall mean ownership of more than 50 percent of the equity interest in a company.) Nothing herein shall prohibit
Pathnet: (i) from involving contractors, or strategic or co-development partners, in Construction and Operation of the Fiber Optic Facilities, on such terms as Pathnet may determine in its sole discretion, provided that all such activities are conducted in accordance with the terms of this Lease, and that Pathnet remains fully liable for all obligations hereunder; and (ii) from granting liens or other security interests in the Fiber Optic Facilities or Pathnet's rights under this Lease in connection with financing or investments made available to Pathnet, which agreements may permit Pathnet's lenders to take possession, sell, assign or otherwise transfer the Fiber Optic Facilities, including the right to operate, or permit a third-party to operate, the Fiber Optic Facilities, provided that any party taking possession of the Fiber Optic Facilities shall be subject to all terms of the Lease, and that continued operation of the Fiber Optic Facilities shall be subject to all terms of the Lease.

            14.   Limitation on Damages for Breach of this Agreement.

                  Damages that may be recovered for breach of this Agreement shall not include any indirect, consequential, special or punitive damages, or lost profits, or the cost of Pathnet building Fiber Optic Facilities on any alternative route.

            15.   Taxes and Other Charges.

                  (a) Pathnet shall pay, and shall indemnify BNSF against the liability for, any and all taxes, levies, excises, charges and assessments (including any penalties and interest related thereto) (collectively, "Taxes") attributable to the execution, delivery, recording or filing of this Agreement, including without limitation any ad valorem taxes assessed against the properties of BNSF to the extent such ad valorem taxes are attributable to Pathnet's rights hereunder, but only to the extent that the ad valorem taxes attributable to the value of Pathnet's rights have increased due to assessments levied after the date hereof.
                  (b) In the case of amounts described in Section 15(a) to be paid by Pathnet, BNSF shall determine the amount of such Taxes to be paid by Pathnet by reference to information provided by the relevant taxing authority that demonstrates or establishes the increase in such Taxes after the date hereof. If the information provided by the relevant taxing authority demonstrates or establishes that Taxes are attributable to fiber optic development value, but the information does not demonstrate or establish the amount of the Taxes that are so

               (c)
                  attributable, such amount shall be determined by reference to a formula that is consistently applied and that allocates any such Taxes among all of BNSF's Rail Corridors (including similar agreements) subject to such Taxes in a manner that reasonably reflects both the basis upon which the Taxes are imposed and the relative proportion of such Rail Corridors in respect of which Pathnet has been granted rights hereunder. The amount of Taxes attributable to fiber optic development value shall be fairly allocated between Pathnet and BNSF based upon the relative value of Pathnet's rights and the rights of others to whom BNSF has granted, or in the future may grant, fiber optic rights with respect to the same property. In all cases, BNSF promptly shall provide to Pathnet information that establishes the manner in which any such Taxes were allocated and the basis for establishing that such amounts are attributable to the execution of this Agreement. The parties shall resolve any dispute regarding the liability for payment of Taxes hereunder pursuant to the dispute resolution and arbitration procedures set forth in
                  Section 21 of the Lease.

                  (d) Notwithstanding the foregoing, Pathnet shall not be responsible for any Taxes for which it would not be responsible pursuant to the provisions of
                         Section 24(d) or (e) of the form of Lease attached hereto or for any Taxes on Rail Corridors for periods in respect of which Pathnet no longer has rights hereunder.

                  (e) BNSF agrees to reasonably cooperate with Pathnet in the refund, rebate, reduction, abatement, mitigation and contest of any Taxes for which Pathnet is obligated to pay hereunder.

            16.   Notices.

                  Unless otherwise provided herein, all notices and other communications required by or concerning this Agreement shall be in writing and shall be deemed to have been duly given when delivered in person, or on the next business day when sent by a nationally recognized overnight courier, or on the second succeeding business day when sent by registered or certified United States Mail (postage prepaid, return receipt requested), or, if postal claim notice is given , on the date of its return marked "unclaimed" (provided, however, that upon receipt of a returned notice marked "unclaimed", the sending party hereto shall make reasonable effort to contact and notify the other party hereto by telephone) and each respective party hereto at the following addresses (or at such other address for a party hereto as shall be specified by like notice):

                  (1)      if to Pathnet:

                           Pathnet, Inc.
                           1015 31st Street., N.W.
                           Washington, DC 20007
                           Attn: General Counsel

                  (2)      if to BNSF:

                           Assistant Vice President, Telecommunications
                           The Burlington Northern and Santa Fe Railway Company 2600 Lou Menk Drive
                           Forth Worth, Texas 76131-2830

                           and to:

                           Vice President - Law
                           The Burlington Northern and Santa Fe Railway Company 2500 Lou Menk Drive, AOB-3
                           Fort Worth, Texas 76131-2830

            18.   Brokers and Agents.

                  BNSF and Pathnet represent and warrant to each other that neither has employed any broker, agent or finder in connection with this Agreement or the Purchase Agreement, and each indemnifies and agrees to hold harmless the other from and against any commission or fee claimed by any broker, agent or finder in connection with this transaction.


            19.   Force Majeure.

                  Except as may be elsewhere specifically provided in this Agreement, any failure or delay in the performance by a party hereto of its obligations hereunder shall not constitute a breach of this Agreement if such failure or delay results from causes beyond that party's control, including but not limited to acts of God, governmental action (whether in its sovereign or contractual capacity), fire, flood, or other catastrophe, national emergency, insurrection, riot, and war. The phrase "beyond that party's control" shall not include any failure to reach agreement with a party with whom Pathnet is negotiating pursuant to the exclusive right to negotiate provided in Section 4(b).

            20.   Severability.

                  If any provision of this Agreement or the application thereof, shall be held invalid, illegal or unenforceable in whole or in part, the remainder of this Agreement and the application thereof shall not be affected, and shall be enforceable to the full extent permitted by law, and the portion hereof found to be invalid shall be enforced to the fullest extent permitted by law, and, if possible, shall be reformed to carry out as much as possible the intent of the parties as expressed herein.

            21.   Amendment.

                  This Agreement may be amended only by a written instrument executed by both parties hereto. No failure to exercise and no delay in exercising, on the part of a party hereto, any right, power or privilege hereunder shall operate as a waiver of any other provision of this Agreement, or as a waiver of that right, power or privilege either before, or after, the period of waiver.

            22.   Entire Agreement.

                  This Agreement and all Exhibits attached hereto, constitutes the entire agreement of the parties hereto with respect to the subject matters hereof, and supersede any and all prior negotiations, understandings and agreements, whether oral or written, with respect hereto.

            23.   Applicable Law.

                  This Agreement shall be interpreted and enforced in accordance with the laws of the State of Texas. Venue for any legal action to interpret or enforce this Agreement shall lie exclusively in the United States District Court for the Northern District of Texas, or if jurisdiction cannot be obtained in federal court, then venue shall be in a Texas state court in Tarrant County, Texas.

            24.   Counterparts.

                  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute but one and the same instrument.


            IN WITNESS WHEREOF, authorized representatives of BNSF and Pathnet have executed this Agreement as of the date first set forth herein.


THE BURLINGTON NORTHERN AND                     PATHNET TELECOMMUNICATIONS,
SANTA FE RAILWAY COMPANY                        INC.

By:                                             By:
     ------------------------------                   --------------------------
     Name:                                            Name:
           ------------------------                         --------------------
Title:                                          Title:
        ---------------------------                   --------------------------

                                    EXHIBIT A

                                  FORM OF LEASE

                               [SEE EXHIBIT 10.5]

                                    EXHIBIT B

                               EXCLUSIVE CORRIDORS

                                    Approx.
Corridor                            Route
Description                         Miles

[* * *]

Total:                             [* * *]

                                    EXHIBIT C

                              RESTRICTED CORRIDORS

                                    Approx.
Corridor                            Route
Description                         Miles

[* * *]

Total:                             [* * *]
------                              -----


                                      -16-